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                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported):      August 27, 1996
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                              General Scanning Inc.
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           (Exact Name of Registrant as Specified in its Charter)


                                 Massachusetts
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                (State or Other Jurisdiction of Incorporation)


          0-26646                              04-2445884
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      (Commission File Number)      (I.R.S. Employer Identification No.)


      500 Arsenal Street, Watertown, Massachusetts                 02172
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      (Address of Principal Executive Offices)                   (Zip Code)


                               (617) 924-1010
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             (Registrant's Telephone Number, Including Area Code)


                                   Not Applicable
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           (Former Name or Former Address, if Changed Since Last Report)
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         Item 2.   Acquisition or Disposition of Assets.
                   ------------------------------------
              On August 27, 1996 (the "Effective Date"), General Scanning Inc. (the "Company") completed its acquisition of View Engineering, Inc. ("VEI") pursuant to an Agreement and Plan of Merger, dated as of June 7, 1996 (the "Merger Agreement"), among the Company, GSI Acquisition Sub, Inc., a wholly-owned subsidiary of the Company (the "Merger Subsidiary"), and VEI.

              Pursuant to the Merger Agreement, the Merger Subsidiary was merged with and into VEI (the "Merger") on the Effective Date, whereupon VEI became a wholly-owned subsidiary of the Company. At that time, each outstanding share of capital stock (the "VEI Stock") of VEI (other than shares of VEI Stock for which demands for appraisal under California General Corporation Law were duly and timely delivered and shares of VEI Stock held in VEI's treasury) was converted into the right to receive 0.2481 of a share of Common Stock of the Company (the "Conversion Ratio").

              Based upon the capitalization of the Company as of the Effective Date, the 1,437,060 shares of Common Stock of the Company issued to the holders of VEI Stock represent approximately 12% of the outstanding shares of Common Stock of the Company. On August 26, 1996, the last reported sale price per share of the Common Stock of the Company on the Nasdaq National Market was $15.50.

              The Company, VEI and representatives of VEI stockholders have entered into an Escrow Agreement providing, among other things, that an aggregate of 214,047 of the Common Stock of the Company received by VEI stockholders in the Merger will be held in escrow to reimburse the Company in connection with breaches of representations, warranties or covenants made by VEI in the Merger Agreement. On the Effective Date, the parties agreed to certain adjustments which are reflected in the shares issued as stated above. As a result of the adjustments, immediately following the Closing, an aggregate of 67,098 shares of Common Stock of the Company remained in escrow.

              Prior to the Merger, VEI was in the business of designing, manufacturing and marketing laser systems used for inspection in semiconductor and electronics manufacturing and for general purpose metrology. The Company currently intends to continue VEI's business substantially in the manner conducted by VEI immediately prior to the Merger.

              The issuance of shares of Common Stock of the Company in connection with the Merger was approved by the Board of Directors of the Company, and the Merger Agreement and the Merger were approved by the Board of Directors and the stockholders of VEI. The terms of the Merger Agreement and the Merger were determined on the basis of arm's-length


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         negotiations.  Prior to the execution of the Merger Agreement, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with VEI.

              The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is filed as Exhibit 2 to this Current Report on Form 8-K and incorporated herein by reference.

         Item 7.  Financial Statement and Exhibits.
                  --------------------------------

              (a)  Financial Statements of Businesses Acquired:
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              Not filed herewith; to be filed by amendment.  Pursuant to
         Item 7(a)(4) of Form 8-K, the Registrant hereby indicates that the filing of such financial information is impractical and undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by November 11, 1996.

              (b)  Pro Forma Financial Information:
                   -------------------------------

              Not filed herewith; to be filed by amendment.  Pursuant to
         Item 7(a)(4) of Form 8-K, the Registrant hereby indicates that the filing of such financial information is impractical and undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by November 11, 1996.

              (c)  Exhibits:
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              See Exhibit Index attached hereto.















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                                   SIGNATURE


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date: September 6, 1996       GENERAL SCANNING INC.
                                           (Registrant)



                                             /s/ Charles D. Winston
                                            ---------------------------------
                                            By:  Charles D. Winston
                                                 President, Chief Executive
                                                 Officer and Director























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                               INDEX TO EXHIBITS

         Exhibit
         Number                   Description
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         2             Agreement and Plan of Merger, dated
                       as of June 7, 1996, among the
                       Company, the Merger Subsidiary and VEI (For a list of omitted exhibits and schedules, see the table of contents to the Merger Agreement. The Registrant will furnish a copy of any omitted exhibit or schedule to the Commission upon request.

         99.1          Press Release issued August 28, 1996